Exhibit 99.9
Consulting Agreement with William Moore

                                     RELEASE

THIS RELEASE AGREEMENT (the "Agreement") is entered into as of this July 20th, 2004, between William Moore an individual residing in the state of Virginia (herein referred to as "the Consultant") and Liska Biometry, Inc. (herein referred to as "the Company").

WHEREAS, The undersigned Consultant, having performed services related to:

     >>   Acting  as  advisor  to  the  Company   with   respect  to   providing
          introductions to senior members in the U.S. Navy and National Transportation Safety Board

     >>   Providing the Company with management consultation;

NOW, THEREFORE which said services were rendered on or before July 20th, 2004 which the Company has valued at $10,000, has agreed to accept and hereby accepts 10,000 fully vested Common shares in the capital stock of the Company in full satisfaction of all claims in relation to the said services, and hereby releases the Company, its officers, directors, agents and employees from all claims in connection with the said services.


CONSULTANT                                      COMPANY
William Moore                                   Liska Biometry, Inc.

------------------------------                  -------------------------------
By:                                             By:



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